IDEX II SERIES FUND
                               WRITTEN INSTRUMENT

     Pursuant to Section 9.1 of Article IX of the Amended and Restated By-Laws dated as of October 2, 1988 ("ByLaws") of IDEX II Series Fund (the "Fund"), the Trustees have authority to amend the By-Laws for the purpose of changing the name of the Fund.

     The undersigned, constituting a majority of the Trustees of the Fund, including a majority of the Trustees who are not interested persons of the Fund, do hereby waive all formal requirements, including the necessity of holding a formal or informal meeting, and any requirement that notice of such meeting be given, and do hereby consent in writing to the following actions:

     WHEREAS, the Board of Trustees of the Fund has previously adopted Amended and Restated ByLaws as of January 7, 1986 and amended on October 2, 1988;

     WHEREAS, the Board of Trustees desires to change the name of the Fund from "IDEX II Series Fund" to "IDEX Series Fund"; and

     WHEREAS, it is presently contemplated that the name change of IDEX II Series Fund to IDEX Series Fund will become effective September 20, 1996;

     NOW THEREFORE BE IT

     RESOLVED, that the name of "IDEX II Series Fund" be changed to "IDEX Series Fund" by execution of an instrument in accordance with Section 9.1 of
     Article IX of the By-Laws of the Fund, such instrument to be made effective on or about September 20, 1996.

     The undersigned agree and consent that this Written Instrument may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated as of September 20, 1996.


          /S/ JOHN R. KENNEY                    /S/ PETER R. BROWN
          _______________________               _____________________
          John R. Kenney                        Peter R. Brown


          /S/ JAMES L. CHURCHILL                /S/ JOHN HURLEY
          _______________________               _____________________
          James L. Churchill                    G. John Hurley


          /S/ WILLIAM W. SHORT, JR.             /S/ DANIEL CALABRIA
          _______________________               _____________________
          William W. Short, Jr.                 Daniel Calabria


          /S/ CHARLES C. HARRIS                 /S/ JACK E. ZIMMERMAN
          _______________________               _____________________
          Charles C. Harris                     Jack E. Zimmerman


          /S/ JULIAN A.LERNER
          _______________________
          Julian A. Lerner

                               IDEX II SERIES FUND

                                 CERTIFICATE OF
                               AMENDMENT TO BYLAWS


     I, Pamela C. Dils, Secretary of IDEX II Series Fund (the "Fund"), hereby certify that the following amendment to the Fund's bylaws was duly adopted by the Board of Trustees of the Fund on March 22, 1993 and that effective March 22, 1993, Sections 3.3 and 3.9 of the Fund's bylaws are hereby amended in their entirety to read as follows:

     Section 3.3. Notice of Meetings. Notice of all Shareholders' meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail to each Shareholder entitled to notice of and to vote at such meeting at his address as recorded on the register of the Trust mailed at least 10 days and not more than 90 days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

     Section 3.9. Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 90 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of Section 3.4, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

Dated this 22nd day of March, 1993.


                                         /s/ PAMELA C. DILS
                                         _______________________
                                By:      Pamela C. Dils
                                         Secretary

                             MEMORANDUM OF ACTION BY
                          MAJORITY TRUSTEES OF IDEX II



     The below signed, constituting the majority of the Trustees of IDEX II, a Massachusetts business Trust, hereby adopt the following resolution:

     WHEREAS, Section 2-10 of the Declaration of Trust provides that the Trustees may adopt By-Laws to provide for the conduct of the business of the Trust; and

     WHEREAS, the Trustees believe that it is in the best interest of the Trust to adopt By-Laws in the form attached hereto.

     RESOLVE, that the form of By-Laws attached hereto are hereby adopted by the Trust.




                                          /S/ W. SCANE BOWLER
                                         __________________________
                                         W. SCANE BOWLER, Trustee




                                          /S/ ROBERT J. DRUTEN
                                         __________________________
                                         ROBERT J. DRUTEN, Trustee



Dated as of:  January 7, 1986

                          AMENDED AND RESTATED BY-LAWS

                                   OF IDEX II




                  As adopted as of January 7, 1986, and amended
                               on October 2, 1988

                                Table of Contents
                                                                           Page

ARTICLE I - Definitions.....................................................1

ARTICLE II - Offices and Seal...............................................1

         Section 2.1   Principal Office.....................................1
         Section 2.2   Registered Office....................................1
         Section 2.3   Other Offices........................................1
         Section 2.4   Seal.................................................2

ARTICLE III - Shareholders..................................................2

         Section 3.1.  Meetings.............................................2
         Section 3.2.  Place of Meeting.....................................2
         Section 3.3.  Notice of Meetings...................................2
         Section 3.4.  Shareholders Entitled to Vote........................3
         Section 3.5   Quorum...............................................4
         Section 3.6.  Adjournment..........................................4
         Section 3.7.  Proxies..............................................4
         Section 3.8.  Inspection of Records................................5
         Section 3.9.  Record Dates.........................................5

ARTICLE IV - Meetings of Trustees...........................................6

         Section 4.1.  Regular Meetings.....................................6
         Section 4.2.  Special Meetings.....................................6
         Section 4.3.  Notice...............................................6
         Section 4.4.  Waiver of Notice.....................................7
         Section 4.5.  Quorum, Adjournment and Voting.......................7
         Section 4.6.  Compensation.........................................7

ARTICLE V - Executive Committee and Other Committees........................8

         Section 5.1.  How Constituted......................................8
         Section 5.2.  Powers of the Executive Committee....................8
         Section 5.3.  Other Committees of Trustees.........................8
         Section 5.4.  Proceedings, Quorum and Manner of Acting.............8
         Section 5.5.  Other Committees.....................................9

ARTICLE VI - Officers.......................................................9

         Section 6.1.   General.............................................9
         Section 6.2.   Election, Term of Office and Qualifications.........10
         Section 6.3.   Resignations and Removals...........................10
         Section 6.4.   Vacancies and Newly Created Offices.................11
         Section 6.5.   Chairman of the Board...............................11
         Section 6.6.   President...........................................11
         Section 6.7.   Vice President......................................12
         Section 6.8.   Treasurer and Assistant Treasurers..................12
         Section 6.9.   Secretary and Assistant Secretaries.................13
         Section 6.10.  Subordinate Officers................................14
         Section 6.11.  Remuneration........................................14
         Section 6.12.  Surety Bonds........................................14

ARTICLE VII - Execution of Instruments, Voting of Securities................15

         Section 7.1.   Execution of Instruments............................15
         Section 7.2.   Voting of Securities................................15

ARTICLE VIII - Fiscal Year, Accountants.....................................16

         Section 8.1.   Fiscal Year.........................................16
         Section 8.2.   Accountants.........................................16

ARTICLE IX - Amendments.....................................................17

         Section 9.1.   General.............................................17

                          AMENDED AND RESTATED BY-LAWS

                                   OF IDEX II

                                    ARTICLE I

                                   Definitions

     The terms "Affiliated Person", Commission", "Declaration", "Interested Person", "Investment Adviser", "Majority Shareholder Vote","1940 Act", "Principal Underwriter", "Shareholder", "Shares", "Trust", "Trust Property" and "Trustees" have the meanings given them in the Declaration of Trust (the "Declaration") of IDEX II dated January 7, 1986, as amended from time to time.


                                   ARTICLE II

                                Offices and Seal

     Section 2.1 Principal Office. The principal office of the Trust shall be located in the City of Clearwater, State of Florida.

     Section 2.2 Registered Office. The Trust shall maintain a registered office in the City of Boston, Commonwealth of Massachusetts.

     Section 2.3 Other Offices.  The Trust may establish and maintain such other
offices  and  places  of  business   within  or  without  the   Commonwealth  of
Massachusetts as the Trustees may from time to time determine.

     Section 2.4 Seal. The seal of the Trust shall be circular in form and shall bear the name of the Trust, the year of its organization, and the words "Common Seal" and "A Massachusetts Voluntary Association." The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity, of any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                  ARTICLE III

                                  Shareholders

     Section 3.1. Meetings. A Shareholders' meeting for the election of Trustees and the transaction of other proper business shall be held when authorized under or required by the Declaration.

     Section 3.2. Place of Meeting. All Shareholders' meetings shall be held at such place within or without the Commonwealth of Massachusetts as the Trustees shall designate.

     Section 3.3. Notice of Meetings. Notice of all Shareholders' meetings, stating the time, place and purpose of the meeting, shall be given by the Secretary or an Assistant Secretary of the Trust by mail to each Shareholder entitled to notice of and to vote at such meeting at his address as recorded on the register of the Trust mailed at least 10 days and not more than 60 days before the meeting. Such notice shall be deemed to be given when deposited in the United States mail, with postage thereon prepaid. Any adjourned meeting may be held as adjourned without further notice. No notice need be given (a) to any Shareholder if a written waiver of notice, executed before or after the meeting by such Shareholder or his attorney thereunto duly authorized, is filed with the records of the meeting, or (b) to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

     Section 3.4. Shareholders Entitled to Vote. If, pursuant to Section 3.9 hereof, a record date has been fixed for the determination of Shareholders entitled to notice of and to vote at any Shareholders' meeting, each Shareholder of the Trust shall be entitled to vote, in person or by proxy, each Share or fraction thereof standing in his name on the register of the Trust at the time of determining net asset value on such record date. If no record date has been fixed for the determination of Shareholders so entitled, the record date for the determination of Shareholders entitled to notice of and to vote at a Shareholders' meeting shall be at the close of business on the day on which notice of the meeting is mailed, or if notice is waived by all Shareholders, at the close of business on the tenth day next preceding the day in which the meeting is held.

     Section 3.5 Quorum. The presence at any Shareholders' meeting, in person or by proxy, of Shareholders entitled to cast a majority of the votes thereat shall be a quorum for the transaction of business.

     Section 3.6. Adjournment. The holders of a majority of the Shares entitled to vote at the meeting and present thereat in person or by proxy, whether or not constituting a quorum, or, if no Shareholder entitled to vote is present thereat in person or by proxy, any Trustee or officer present thereat entitled to preside or act as Secretary of such meeting, may adjourn the meeting sine die or from time to time. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 3.7. Proxies. Shares may be voted in person or by proxy. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share unless at or prior to exercise of the vote the Trustees receive a specific written notice to the contrary from any one of them, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote cast, such vote shall not be received in respect of such share. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     Section 3.8. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Massachusetts business corporation.

     Section 3.9. Record Dates. The Trustees may fix in advance a date as a record date for the purpose of determining the Shareholders who are entitled to notice of and to vote at any meeting or any adjournment thereof, or to express consent in writing without a meeting to any action of the Trustees, or who shall receive payment of any dividend or of any other distribution, or for the purpose of any other lawful action, provided that such record date shall be not more than 60 days before the date on which the particular action requiring such determination of Shareholders is to be taken. In such case, subject to the provisions of

     Section 3.4, each eligible Shareholder of record on such record date shall be entitled to notice of, and to vote at, such meeting or adjournment, or to express such consent, or to receive payment of such dividend or distribution or to take such other action, as the case may be, notwithstanding any transfer of Shares on the register of the Trust after the record date.

                                   ARTICLE IV

                              Meetings of Trustees

     Section 4.1. Regular Meetings. The Trustees from time to time shall provide by resolution for the holding of regular meetings for the election of officers and the transaction of other proper business and fix their time and place within or without the Commonwealth of Massachusetts.

     Section 4.2. Special Meetings. Special meetings of the Trustees shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer, the Secretary or two or more Trustees, at the time and place within or without the Commonwealth of Massachusetts specified in the respective notices or waivers of notice of such meetings.

     Section 4.3. Notice. Notice of regular and special meetings, stating the time and place, shall be (a) mailed to each Trustee at his residence or regular place of business at least five days before the day on which the meeting is to be held or (b) caused to be delivered to him personally or to be transmitted to him by telegraph, cable or wireless at least two days before the day on which the meeting is to be held. Unless otherwise required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, the meeting. No notice of adjournment of a meeting or the Trustees to another time or place need be given if such time and place are announced at such meeting.

     Section 4.4. Waiver of Notice. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A waiver of notice need not specify the purposes of the meeting.

     Section 4.5. Quorum, Adjournment and Voting. At all meetings of the Trustees, the presence of a majority of the total number of Trustees authorized, but not less than two, shall constitute a quorum for the transaction of business. A majority of the Trustees present, whether or not constituting a quorum, may adjourn the meeting, from time to time. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Trustees unless the concurrence of a greater proportion is required for such action by law, by the Declaration or by these By-laws.

     Section 4.6. Compensation. Each Trustee may receive such remuneration for his services as such as shall be fixed from time to time by resolution of the Trustees.

                                    ARTICLE V

                    Executive Committee and Other Committees

     Section 5.1. How Constituted. The Trustees may, by resolution, designate one or more committees, including an Executive Committee, an Audit Committee and a Committee on Administration, each consisting of at least two Trustees. The Trustees may, by resolution, designate one or more alternate members of any committee to serve in the absence of any member or other alternate member of such committee. Each member and alternate member of a committee shall be a Trustee and shall hold office at the pleasure of the Trustees. The Chairman of the Board and the President shall be members of the Executive Committee.

     Section 5.2. Powers of the Executive Committee. Unless otherwise provided by resolution of the Trustees, the Executive Committee shall have and may exercise all of the power and authority of the Trustees, provided that the power and authority of the Executive Committee shall be subject to the limitations contained in the Declaration.

     Section 5.3. Other Committees of Trustees. To the extent provided by resolution of the Trustees, other committees shall have and may exercise any of the power and authority that may lawfully be granted to the Executive Committee.

     Section 5.4. Proceedings, Quorum and Manner of Acting. In the absence of appropriate resolution of the Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable, provided that the quorum shall not be less than two trustees. In the absence of any member or alternate member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of such absent member or alternate member. Members and alternate members of a committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means shall constitute presence in person at the meeting.

     Section 5.5. Other Committees. The Trustees may appoint other committees, each consisting of one or more persons who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Trustees, but shall not exercise any power which may lawfully be exercised only by the Trustees or a committee thereof.

                                   ARTICLE VI

                                    Officers

     Section 6.1. General. The officers of the Trust shall be a Chairman of the Board, a President, a Secretary, and a Treasurer, and may include one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 6.10 of this Article VI.

     Section 6.2. Election, Term of Office and Qualifications. The officers of the Trust (except those appointed pursuant to Section 6.10) shall be elected by the Trustees at their first meeting. If an officer or officers are not elected at any such meeting, such officer or officers may be elected at any subsequent regular or special meeting of the Trustees. Each officer elected by the Trustees shall hold office subject to Section 6.3 and 6.4 of this Article VI and until his successor shall have been chosen and qualified. No person shall hold more than one office of the Trust, except that the President may hold the office of Chairman of the Board and any Treasurer, Assistant Treasurer, Secretary or Assistant Secretary of the Trust may also hold the office of Vice President. The Chairman of the Board and the President shall be selected from among the Trustees of the Trust and may hold such offices only so long as they continue to be Trustees. Any Trustee or officer may be but need not be a Shareholder of the Trust.

     Section 6.3. Resignations and Removals. Any officer may resign his office at any time by delivering a written resignation to the Trustees, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any officer may be removed from office with or without cause by the vote of a majority of the Trustees at any regular meeting or any special meeting. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no officer removed shall have any right to any compensation for any period following his resignation or removal, or any right to damages on account of such removal.

     Section 6.4. Vacancies and Newly Created Offices. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Trustees at any regular or special meeting or, in the case of any office created pursuant to Section 6.10 of this Article VI, by any officer upon whom such power shall have been conferred by the Trustees.

     Section 6.5. Chairman of the Board. The Chairman of the Board shall preside at all Shareholders' meetings and at all meetings of the Trustees. He shall have such other powers and perform such other duties as may be assigned to him from time to time by the Trustees.

     Section 6.6. President. The President shall be the chief executive and operating officer of the Trust and, at the request of or in the absence or disability of the Chairman of the Board, he shall preside at all Shareholders' meetings and at all meetings of the Trustees and shall in general, exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Trustees, he shall have general charge of the operations of the Trust and its officers, employees and agents. He shall exercise such other powers and perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 6.7. Vice President. The Trustees may, from time to time, designate and elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Trustees or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, the Vice President designated by the Trustees) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the
restrictions   upon  the  President.

     Section 6.8. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Trust and shall have general charge of the finances and books of account of the Trust. Except as otherwise provided by the Trustees, he shall have general supervision of the funds and property of the Trust and of the performance by the Custodian appointed pursuant to Section 8.1 of the Declaration of its duties with respect thereto. The Treasurer shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Trustees. Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Trustees may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 6.9. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Trust and shall record all proceedings of the meetings of the Shareholders and Trustees in one or more books to be kept for that purpose. He shall keep in safe custody the seal of the Trust, and shall have charge of the records of the Trust, including the register of shares and such other books and papers as the Trustees may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Trustee. He shall perform such other duties as appertain to his office or as may be required by the Trustees.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Trustee may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.

     Section 6.10. Subordinate Officers. The Trustees from time to time may appoint such other subordinate officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine. The Trustees from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 6.11. Remuneration. The salaries or other compensation of the officers of the Trust shall be fixed from time to time by resolution of the Trustees, except that the Trustees may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of
Section 6.10 hereof.

     Section 6.12. Surety Bonds. The Trustees may require any officer or agent of the Trust to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Commission) to the Trustees in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust Property that may come into his hands. In any such case, a new bond of like character shall be given at least every six years, so that the date of the new bond shall not be more than six years subsequent to the date of the bond immediately preceding.

                                  ARTICLE VII

                 Execution of Instruments, Voting of Securities

     Section 7.1. Execution of Instruments. All deeds, documents, transfers, contracts, agreements, requisitions or orders, promissory notes, assignments, endorsements, checks and drafts for the payment of money by the Trust, and other instruments requiring execution either in the name of the Trust or the names of the Trustees or otherwise may be signed by the Chairman, the President, a Vice President or the Secretary and by the Treasurer or an Assistant Treasurer, or as the Trustees may otherwise, from time to time, authorize, provided that instructions in connection with the execution of portfolio securities transactions may be signed by one such officer. Any such authorization may be general or confined to specific instances.

     Section 7.2. Voting of Securities. Unless otherwise ordered by the Trustees, the Chairman, the President or any Vice President shall have full power and authority on behalf of the Trustees to attend and to act and to vote, or in the name of the Trustees to execute proxies to vote, at any meeting of stockholders of any company in which the Trust may hold stock. At any such meeting such officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such stock. The Trustees may by resolution from time to time confer like powers upon any other person or persons.

                                  ARTICLE VIII

                            Fiscal Year, Accountants

     Section 8.1. Fiscal Year. The fiscal year of the Trust shall be established by resolution of the Trustees.

     Section 8.2. Accountants. (a) The Trustees shall employ an independent public accountant or firm of independent public accountants as their accountant to examine the accounts of the Trust and to sign and certify at least annually


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financial  statements  filed by the Trust.  The  accountant's  certificates  and reports shall be addressed both to the Trustees and to the Shareholders.

          (b) A majority of the Trustees who are not Interested Persons of the Trust shall select the accountant at any meeting held before the first Shareholders' meeting, and thereafter shall select the accountant annually by votes, cast in person, at a meeting held within 30 days before or after the beginning of the fiscal year of the Trust. Such selection shall be submitted for ratification or rejection at the next succeeding Shareholders' meeting. If such meeting shall reject such selection, the accountant shall be selected by a Majority Shareholder Vote, either at the meeting at which the rejection occurred or at a subsequent Shareholders' meeting called for the purpose.

          (c) Any vacancy occurring due to the death or resignation of the accountant, may be filled at a meeting called for the purpose by the vote, cast in person, of a majority of those Trustees who are not Interested Persons of the Trust.

                                   ARTICLE IX

                                   Amendments

          Section 9.1. General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such a majority.














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